UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event Reported): October 3, 2005

                                  EQUINIX, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                     000-31293               77-0487526
-------------------------------   ------------------------  --------------------
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
         Incorporation)                                   Identification Number)


                                301 Velocity Way
                          Foster City, California 94404
                                 (650) 513-7000
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   (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

     On October 3, 2005, Equinix, Inc., a Delaware Corporation ("Equinix") entered into a definitive purchase and sale agreement ("Agreement") with Trizec Realty, LLC, a California limited liability company ("Seller"). The Agreement governs the purchase by Equinix of an office/warehouse complex known as the Beaumeade Business Park ("Park") located in Ashburn, Virginia. Equinix purchased the entire 32.6-acre Park containing six buildings, within three of which Equinix is already a tenant. The total rentable square feet of the Park is approximately 461,700 and it is currently 95% leased. Equinix posted a $10 million deposit upon entering into the Agreement, which is non-refundable subject to Seller satisfying certain conditions prior to close. The deposit will be applied towards the purchase price at closing. The purchase price was determined through negotiations between Equinix and Seller, and is approximately $53 million dollars to be paid in cash at closing, which is scheduled to occur on or before October 18, 2005. Equinix will continue to operate our existing data centers within the Park. Equinix intends to sell those buildings that will not be used for our expansion, and will evaluate opportunities to secure long-term financing on the retained buildings, either in the form of sale-leaseback or mortgage financing by year-end. Other than the previous landlord/tenant status, there is no material relationship between Equinix and Seller.

Item 2.02. Results of Operations and Financial Condition

     The information in Item 2.02 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

     On October 6, 2005, the Company issued a press release regarding the purchase of the Park mentioned above in Item 1.01, and discussed previously released financial guidance for 2005. A copy of the press release is attached as
Exhibit 99.1.


Item 9.01. Financial Statements and Exhibits

     (c)  Exhibits.

     99.1 Press Release of Equinix, Inc. dated October 6, 2005, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EQUINIX, INC.


DATE:  October 6, 2005             By:  /s/  KEITH D. TAYLOR
                                        ---------------------
                                         Keith D. Taylor
                                         Chief Financial Officer